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                                                                    EXHIBIT 10.6

                       BANC STOCK FINANCIAL SERVICES, INC.
                      A Subsidiary of The Banc Stock Group



                                February 20, 1998




Southeast Commerce Holding Company
100 Galleria Parkway, Suite 400
Atlanta, Georgia 30339

Attn: Mr. Richard Parlontieri
      Chairman and Chief Executive officer

Dear Mr. Parlontieri:

         This will confirm our intent to act as the underwriter in connection with the proposed public offering of securities (the "Offering") issued by southeast Commerce Holding Company the "Company"). it is contemplated that the Banc Stock Financial Services, Inc. ("BSFS") shall underwrite on a beet efforts basis, up to 1,000,000 common shares ("Shares") at an offering price of approximately $10.00 per share for an aggregate public offering of approximately $10,000,000 as set forth below.

         1. The Company and BSFS shall agree upon a time table for the filing of an Amended Registration Statement, and Amendments thereto, Blue Sky filings and all other steps necessary to effectuate the proposed public offering at a date acceptable to BSFS. An Amended Registration Statement, together with exhibits covering the Shares proposed to be offered will be carefully prepared by the Company with the cooperation of BSFS and filed with the United States Securities and Exchange Commission ("SEC"). All financial statements contained in the Registration Statement, as amended from time to time, will be in form and content satisfactory to BSFS and to BSFS's counsel, and will have been prepared and reported on by independent certified public accountants satisfactory to BSFS. The proposed Amended Registration Statement will be submitted to BSFS and to BSFS's counsel as soon as possible but not later than 5 days before the Company proposes to file such Registration Statement with the SEC. The content of any oral comments and copies of all comment letters shall immediately be supplied to BSFS and its counsel and all amendments to the Registration Statement shall be submitted to BSFS and its counsel for its review prior to the time they are filed with the SEC.

         2. The Underwriting Agreement and Selected Dealer Agreement shall be prepared by counsel to BSFS and such counsel shall make all required filings with the National Association of




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Southeast Commerce Holding Company, Inc.
February 20, 1998
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Securities Dealers, Inc. All corporate proceedings undertaken by the Company and any other legal matters which relate to the public southeast offering and other related transactions shall be satisfactory in all material respects to counsel for BSFS.

         3. It is understood that the proposed Underwriting Agreement will provide for reciprocal indemnification between the Company and BSFS as to certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         4. It is understood and agreed between the Company and BSFS that all documents and other information relating to the Company's affairs will be made available upon request to BSFS and its attorneys at the offices of BSFS or at the office of BSFS's attorney and copies of any such documents will be furnished upon request to BSFS or its attorneys. Without limiting the generality of the foregoing, the following documents must be made available as soon as possible: articles of incorporation and amendments, bylaws and amendments; minutes of meetings of the Company's incorporators, directors, committees, and shareholders; all financial statements; and correct copies of all material contracts to which the Company is a party. The Company will furnish BSFS at the earliest practicable date a business plan showing projected cash flow (or deficiencies) covering a three year period and reconcile to the proposed use of proceeds section of the prospectus. in addition, the Company will provide BSFS with unaudited monthly financial data concerning the Company from this date until termination of the offering.

         5. The properties owned or held under option by the Company, the capital structure of the Company immediately preceding the public offering, the contemplated dilution to the pubic investor, and the Company's business plan shall be acceptable to BSFS. it is contemplated that the Shares held by the public upon completion of the public offering will represent approximately seventy percent of the outstanding Shares. The Shares underlying options and warrants shall be deemed outstanding for this purpose.

         6. It is understood and agreed between the Company and BSFS that it shall be tihe obligation of the Company to qualify the sale of the Company's Shares in such states as may reasonably be designated by BSFS. The officers, directors and promoters of the Company will comply with applicable Blue Sky escrow requirements, if any, including those pertaining to the escrow of Shares. The cost of registration and fees of counsel in completing the applications and in clearing the offering through the various state Blue Sky commissions or authorities will be paid by the Company.

         7. The gross underwriting discounts and commission, i.e. "gross spread," will be 6.5 percent of the total gross proceeds raised in the Offering, subject to the following:


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Southeast Commerce Holding Company, Inc.
February 20, 1998
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             a.  No commission shall be charged by BSFS on shares sold by the
                 Company directly to officers and directors at the public offering price; and

             b. A commission of 5.5% will be charged by BSFS on up to 250,000 shares purchased by persons introduced to BSFS by the Company within 30 days of the date of this letter.

         8. The Company will be responsible for paying all costs typically borne by the issuer. These include, but are not limited to, the costs of preparing the Registration Statement, all printing costs, filing and related expenses, the costs of its attorneys and accountants, and all Blue Sky and related costs, whether incurred by counsel to the Company or counsel to BSFS. in addition, the Company will reimburse BSFS for its out-of-pocket expenses as discussed in paragraph 9.

         9. In addition to any fees that may be payable to BSFS hereunder and the expenses to be borne by the Company pursuant to the foregoing and regardless of whether the offering is consummated, the Company agrees to reimburse BSFS, upon request made monthly, for its reasonable out-of-pocket expenses incurred in connection with its engagement hereunder, including, without limitation, legal fees, advertising, promotion, syndication, and travel expenses, provided, however, that BSFS shall document such expenses to the reasonable satisfaction of the Company and the Company shall approve all advertising and work. Unless approved in writing by the Company, reimbursable underwriters legal fees and disbursements related solely to the underwriting process will not exceed $25,000 for standard and customary legal counsel work and underwriters out-of-pocket expenses will not exceed $40,000. Such approval shall not be unreasonably withheld by the Company. Underwriters legal counsels work, if for matters outside of the underwriting such as for regulatory and other work, will be billed separately provided the Company is notified and the expenses are agreed to in advance. Upon acceptance of this letter agreement by the Company, the Company shall pay a non-refundable retainer to BSFS in the amount of $10,000.

         10. Until the Underwriting Agreement has been negotiated and signed, either the Company or BSFS, may at any time terminate further participation in the offering, in which event no party shall have any liability hereunder, except that the Company (a) will be responsible for the expenses and fees to be paid and borne by the Company as provided above, and, (b) will reimburse BSFS for all its out-of-pocket expenses, including, but not limited to, such costs as telephone, fax, courier service, copying, accommodations, travel, direct computer expenses, secretarial overtime and fees and disbursements of its legal counsel. Expenses will not exceed the amount referenced in paragraph 9. The Company shall reimburse BSFS within five days of such



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Southeast Commerce Holding Company, Inc.
February 20, 1998
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termination, unless BSFS terminates the agreement without good reason. The
Company's obligation under this paragraph shall survive the termination of this agreement.

         11. This Agreement shall be governed by the laws of the state of Ohio without regard to any conflict of law provisions thereof, and may not be amended or modified except in writing signed by each of the parties hereto. This Letter Agreement shall be deemed made in Ohio. Any right to trial by jury with respect to any claim or proceeding related to or arising from this engagement, or any transaction or conduct in connection herewith, is waived. Any dispute arising from the interpretation, validity or performance of this letter agreement or any of its terms and provisions shall be submitted to binding arbitration in Columbus, Ohio in accordance with the rules of the American Arbitration Association or the National Association of Securities Dealers, Inc.

         12. This Agreement and all rights and obligations thereunder shall be binding upon and inure to the benefit of each party's successors, but may not be assigned without the consent of each of the parties hereto, which consent shall not be unreasonably withheld or delayed.

         13. Pending completion of the Offering contemplated herein or the earlier termination of this Agreement, the Company agrees that it will not negotiate with any other underwriter or person relating to offerings of public or private securities of the Company. The Company represents and warrants that, except as disclosed to BSFS, it has not granted any other person any right to underwrite or register shares thereof or agreed to pay any finders or financial services fees in connection with this Offering.

         14. The Company will provide BSFS with the right of first refusal f or one year from the signing of the Underwriting Agreement to serve as a managing underwriter on any public or private financing (debt or equity), or act as an advisor on any merger, business combination, recapitalization or sale of some or all of the equity or assets of the Company, (collectively, the "future services"). In the event BSFS is engaged by the Company to provide such future services, BSFS will be compensated as is reasonable and customary within the industry.



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Southeast Commerce Holding Company, Inc.
February 20, 1998
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         Please confirm your agreement to the foregoing by signing and returning to us the enclosed copy of this letter. We look forward to working with you.

                                    Very truly yours,

                                    BANC STOCK FINANCIAL SERVICES, INC.


                                    By:/s/ Michael E. Guirlinger, Vice President
                                       -----------------------------------------
                                       Michael E. Guirlinger, Vice President


                                    Agreed to and accepted this 26th day of
                                    February, 1998:

                                    SOUTHEAST COMMERCE HOLDING COMPANY

                                    By:/s/ Richard A. Parlontieri
                                       -----------------------------------------
                                       Richard A. Parlontieri
                                       Chairman and Chief Executive Officer